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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8, No. 333-211686) pertaining to the Bruker Corporation 2016 Incentive Compensation Plan,

  (2)
  Registration Statement (Form S-8, No. 333-167333) pertaining to the Bruker Corporation 2010 Incentive Compensation Plan,

  (3)
  Registration Statement (Form S-3, No. 333-159982) and related Prospectus of Bruker Corporation for the registration of 70,000,000 shares of its common stock, and

  (4)
  Registration Statements (Form S-8, Nos. 333-150430, 333-137090, 333-107294, and 333-47836) pertaining to the Bruker BioSciences Corporation Amended and Restated 2000 Stock Option Plan;

of our reports dated February 26, 2016, with respect to the consolidated financial statements of Bruker Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 1, 2017

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM